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                                                                    EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 28, 1999 relating to the financial statements and financial statement schedules, which appears in CTS Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

    The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

                                          Chicago, Illinois

                                          November 10, 1999